Exhibit 99.1

Media Contact:
Vincent Fabrizzi
Senior Vice President, Chief Sales & Marketing Officer
Jagged Peak
813-314-2950 x 230 office vfabrizzi@jaggedpeak.com

FOR IMMEDIATE RELEASE

Jagged Peak Announces Successful Launch of

Global CRM Solution for TAG Heuer

Tampa, Fla. – (February 20th, 2006) - Jagged Peak, Inc. (OTCBB: JGPK), a global provider of CRM, e-Fulfillment and Enterprise Demand Management solutions, today announced the successful launch of a global multi language, customer relationship management solution for TAG Heuer, one of the world’s most recognized luxury watch brands.

Dubbed TAG Heuer 24 (www.tagheuer24.com), the solution is designed to create a global TAG Heuer community where customers from various countries will access TAG Heuer interactive information, participate in events and special auctions.

“Jagged Peak’s creation of the TAG Heuer 24 solution is helping us better support our customers’ needs and interests and enriching their experience as TAG Heuer timepiece owners,” said Franck Dardenne, [Business Intelligence and Media Manager], TAG Heuer SA.

Jagged Peak developed TAG Heuer’s solution using its new EDGE v6i platform. This platform features multiple language content and digital asset management capabilities and was designed to support customers who conduct business internationally. It provides TAG Heuer with an integrated platform to dynamically manage all aspects of the CRM portal including the capability to launch electronic marketing campaigns and manage customer databases.

About Jagged Peak

Jagged Peak, Inc. (OTCBB: JGPK), is a global provider of CRM, e-Fulfillment and Enterprise Demand Management solutions and services. The Company’s flagship product, EDGE (E-business Dynamic Global Engine), is a completely web-based software application that enables companies to manage content, customer data and control demand side, supply chain order fulfillment processes and activities in a real-time environment.

Founded in 1990, Jagged Peak serves a growing list of global clients in multiple industry segments including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. Deloitte and Touche’s Fast 50/Fast 500 program has recognized Jagged Peak as one of America’s fastest growing technology companies for four consecutive years (2001-2004). For more information, visit www.jaggedpeak.com.

About TAG Heuer:

TAG Heuer, the standard in sport and prestige watches and chronographs since 1860, is one of the world’s leading luxury timepiece brands. Tag Heuer has always drawn inspiration from the world of sports in the design and creation of timing tools that, over the years, have constantly pushed back the frontiers of performance, precision and prestige—from the first Olympic Games of the 1920s, to today’s Formula 1 Championships. For more information about the Company, visit www.tagheuer.com.

Included in this release are certain “forward-looking” statements, involving risks and uncertainties, which are covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding Jagged Peak’s performance. Such statements are based on management’s current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual future results may differ materially from those anticipated, depending on a variety of factors, including continued maintenance of favorable license arrangements, success of market research identifying new opportunities, successful introduction of new products, continued product innovation, the success of enhancements to Jagged Peak’s brand image, sales and earnings growth, ability to attract and retain key personnel, and general economic conditions affecting consumer spending, including uncertainties relating to global political conditions, such as terrorism. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Jagged Peak does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

To contact Jagged Peak, visit www.jaggedpeak.com or call 800-430-1312. For investor relations, email us at investor@jaggedpeak.com